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                                                                   EXHIBIT 11.1

                         NUKO Information Systems, Inc.

                         Computation of Loss Per Share

                                                           Eight Months
                                           Year Ended         Ended           Year Ended
                                          December 31,     December 31,        April 30,
                                              1996             1995              1995
                                              ----             ----              ----
Primary loss per share
----------------------

Net loss............................     ($14,733,030)     ($1,957,645)     ($1,743,862)
                                          ----------------------------------------------
Shares outstanding at beginning
 of year............................        9,128,418        5,541,473        4,749,441
                                          ----------------------------------------------
Weighted average effect of shares
 issued during year.................          580,803          255,255          423,047
                                          ----------------------------------------------
Weighted average effect of shares
 redeemed during year...............                0                0                0
                                          ----------------------------------------------
Weighted average effect of share
 subscriptions (excluded due to
 anti-dilutive effect)..............                0       (3,014,347)      (3,014,347)
                                          ----------------------------------------------
Weighted average shares outstanding
 for year...........................        9,709,221        2,782,381        2,158,141
                                          ----------------------------------------------
Primary loss per share..............           ($1.52)          ($0.70)          ($0.81)
                                          ----------------------------------------------
Fully diluted loss per share (Note A)
-------------------------------------

Note A: This computation not made as the result is anti-dilutive due to net loss for the year.

* Eight month fiscal year